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                                                                    EXHIBIT 23.3

                 [LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN]


June 14, 1996

To the Board of Directors of
Channell Commercial Corporation:

     We have reviewed the disclosure contained under the caption "Reorganization and Termination of S Corporation Status" in the Registration Statement on Form S-1 of Channell Commercial Corporation pertaining to our appraisal of certain patents used in the operation of such company's business and we hereby consent to the use of our name in such Registration Statement and to the filing of our appraisal as an exhibit to such Registration Statement.


HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

/s/ Houlihan, Lokey, Howard & Zukin